UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

ALTISOURCE RESIDENTIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35657	46-0633510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Altisource Asset Management Corporation

402 Strand Street

Frederiksted, United States Virgin Islands 00840-3531

(Address of principal executive offices including zip code)

(340) 692-1055

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Increase in Borrowing Capacity under Master Repurchase Arrangements with Credit Suisse

On December 23, 2014, Altisource Residential Corporation (the “Company”) increased its aggregate borrowing capacity with affiliates of Credit Suisse (USA) LLC (collectively, “Credit Suisse”) to $225,000,000, subject to certain sublimits.

In connection with this increase, the Company amended its existing repurchase agreement (the “Repurchase Agreement”) with Credit Suisse and entered into a new Master Repurchase Agreement (the “Securities Repurchase Agreement”) with Credit Suisse to provide additional funding on the bonds issued in the Company’s non-performing loan securitizations.

The obligations of the Company’s subsidiaries under the amended Repurchase Agreement and the Securities Repurchase Agreement are fully guaranteed by the Company. Other than as set forth above, all other terms and conditions of the Repurchase Agreement remain the same in all material respects.

For additional disclosure regarding the terms of the Repurchase Agreement and the related guaranty, see the Company’s Current Reports on Form 8-K filed with the SEC on March 26, 2013, April 23, 2014, June 13, 2014 and October 9, 2014. The disclosures herein regarding the Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such documents which were filed as Exhibits 10.10 and 10.11 of Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed with the SEC on April 8, 2013. The disclosures herein regarding the Securities Repurchase Agreement and related guaranty do not purport to be complete and are qualified by their entirety by reference to the full text of such documents which will be filed with the SEC in the Company’s Form 10-K for the year ending December 31, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Altisource Residential Corporation

Date: December 23, 2014	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary